Exhibit 99.1

DIRTT Announces Results of Annual and Special

Meeting of Shareholders and Appointments

CALGARY, Alberta, April 26, 2022 (GLOBE NEWSWIRE) — DIRTT Environmental Solutions Ltd. (“DIRTT”) (NASDAQ: DRTT, TSX: DRT) today announced the results of the proposals submitted to shareholders at its annual and special meeting of shareholders held on April 26, 2022 (the “Meeting”).

Proposal No. 1: Election of Directors

The results of the vote for those elected as directors are as follows:

Nominee	Votes For		Votes Withheld
	Number	Percent	Number	Percent
Charlie Chiappone	14,405,389	20.86%	472,046	0.68%
Michael T. Ford	14,459,214	20.94%	418,221	0.61%
Denise E. Karkkainen	14,222,506	20.59%	654,929	0.95%
Shauna R. King	14,267,658	20.66%	609,777	0.88%
Todd W. Lillibridge	14,227,430	20.60%	650,005	0.94%
James (Jim) A. Lynch	14,331,482	20.75%	545,953	0.79%
Diana R. Rhoten	14,311,473	20.72%	565,962	0.82%
Aron R. English	49,513,331	71.69%	4,665,002	6.75%
Cory J. Mitchell	46,347,979	67.11%	7,830,354	11.34%
Douglas A. Edwards	49,310,490	71.40%	4,867,843	7.05%
Mary Garden	54,152,163	78.41%	26,170	0.04%
Scott L. Robinson	49,308,695	71.40%	4,869,695	7.05%
Scott C. Ryan	46,546,923	67.40%	7,631,810	11.05%
Ken Sanders	54,163,263	78.43%	15,470	0.02%

Proposal No. 2: Appointment of the Independent Registered Public Accounting Firm

The results of the vote for the appointment of PwC as the independent registered public accounting firm for DIRTT are as follows:

Votes For		Votes Withheld
Number	Percent	Number	Percent
62,192,970	97.70%	1,461,192	2.30%

Proposal No. 3: Approval of Company Name Change

The results of the vote to approve an amendment to DIRTT’s articles of amalgamation to change its name from “DIRTT Environmental Solutions Ltd.” to “DIRTT Inc.” are as follows:

Votes For		Votes Against		Abstain
Number	Percent	Number	Percent	Number	Percent
21,008,442	30.31%	47,977,901	69.36%	181,261	0.26%

Proposal No. 4: Approval of Employee Share Purchase Plan

The results of the vote to approve DIRTT’s 2022 Employee Share Purchase Plan are as follows:

Votes For		Votes Against		Abstain
Number	Percent	Number	Percent	Number	Percent
46,187,807	72.56%	2,917,848	4.58%	14,551,302	22.86%

Proposal No. 5: Approval of Shareholder Rights Plan

The results of the vote to approve DIRTT’s December 7, 2021 Shareholder Rights Plan are as follows:

Votes For		Votes Against		Abstain
Number	Percent	Number	Percent	Number	Percent
18,899,265	27.32%	49,764,481	71.95%	505,579	0.73%

Final voting results on all matters voted on at the Meeting will be filed on SEDAR (www.sedar.com) and EDGAR (www.sec.gov).

Appointments

Following the Meeting, the following appointments were made and committees formed by the newly elected board of directors of DIRTT (“Board”):

Board Chairman: Ken Sanders

Audit Committee Chairman: Mary Garden

Audit Committee Members: Douglas Edwards, Scott Ryan, Scott Robinson

Corporate Governance and Compensation Committee Chairman: Aron English

Corporate Governance and Compensation Committee Members: Ken Sanders, Mary Garden, Cory Mitchell

Enterprise Risk Management Committee Chairman: Scott Robinson

Enterprise Risk Management Committee Members: Ken Sanders, Scott Ryan, Douglas Edwards

In addition, the Board is pleased to announce the appointments of Geoff Krause and Jeff Calkins as DIRTT’s Interim Co-Chief Executive Officers. The position of interim Chief Executive Officer and President has been terminated. The Board wishes to thank Todd Lillibridge for his service to DIRTT.

The Chairman of the Board, Ken Sanders, commented: “We are grateful for the support of DIRTT’s owners and the trust they have placed in us. Over the last several months, we have heard from many shareholders, clients, partners, and employees, and we intend to continue that engagement going forward. Now that the proxy contest has concluded, it is time to focus our exclusive attention on the future success of DIRTT. The work ahead is complex, but our intentions are simple: to help unlock the potential we believe already exists at DIRTT and promote its growth and financial performance as a public company.”

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule and the final result. Complete interior spaces are constructed faster, cleaner and more sustainably. DIRTT has manufacturing facilities in Phoenix, Savannah, Rock Hill and Calgary. DIRTT works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT.” For more information, visit dirtt.com/investors.

For more information, please contact:

Kim MacEachern

Investor Relations, DIRTT

Kmaceachern@dirtt.com

403.618.4539